PROMISSORY NOTE

$23,000,000.00 Philadelphia, Pennsylvania

Dated Effective as of March 7, 2007

FOR VALUE RECEIVED, NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company (“Borrower”), as maker, having its principal place of business c/o Triple Net Properties, LLC, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, hereby unconditionally promises to pay to the order of RAIT PARTNERSHIP, L.P., a Delaware limited partnership (“Lender”), as lender, having an address at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TWENTY THREE MILLION AND 00/100 DOLLARS ($23,000,000.00), in lawful money of the United States of America, with interest thereon to be computed from the date of this Note at the Interest Rate (as hereinafter defined), and to be paid in the amounts and at the times stated in this Note and the Loan and Security Agreement between Borrower and Lender of even date herewith (together with all amendments, restatements and other modifications, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

1. Payment Terms. The unpaid principal balance of this Note will accrue interest at the interest rates set forth in the Loan Agreement. Borrower agrees to pay the principal sum of this Note and interest from time to time at the times specified in the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest shall be due and payable on the Maturity Date. Interest shall not accrue on any funds not advanced by Lender.

2. Default Rate. Upon the occurrence of an Event of Default, including, without limitation, failure to pay the entire outstanding Debt on the Maturity Date, the entire outstanding Debt shall bear interest at a rate equal to five percent (5%) per annum higher than the rate otherwise applicable hereunder (the “Default Rate”) until such Event of Default is cured and that fact acknowledged by Lender and payments thereof shall be calculated on the basis of a 360-day year for the actual number of days elapsed from the date that such payment was first due until the date that it is paid.

3. Late Fee. If any installment payable under this Note is not received by Lender on or before the date which is five (5) days after the calendar day that the same is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum or (b) the maximum amount permitted by applicable law (the “Late Fee”) to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by the Loan Documents, provided that there will be no Late Fee for the failure of Borrower to pay the entire outstanding principal amount on the Maturity Date (any such failure to pay the principal amount on the Maturity Date will, however, be subject to the Default Rate as provided for in the preceding paragraph).

4. Additional Payments. In addition to the other payments provided for elsewhere in this Note, Borrower hereby promises to pay on demand any additional monies required to be paid or advanced by Lender (including attorneys’ fees and collection costs incurred in realizing upon any collateral securing this Note) pursuant to the terms of this Note, the Loan Agreement or any other Loan Document. This Note shall evidence, and the Loan Documents shall secure payment of, all such sums advanced or paid.

5. Place for Payment. The principal and interest shall be payable at Lender’s office, 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103, or at such other place as Lender, from time to time, may designate by written notice to Borrower.

6. Default and Acceleration. All amounts outstanding under the Loan shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or on the happening of any other Event of Default.

7. Loan Documents. This Note is secured by a security interest in collateral described in the Loan Agreement. Rights and obligations with respect to the collateral are stated in the Loan Agreement and the other Loan Documents. All of the terms, covenants and conditions (including indemnifications) contained in the Loan Agreement and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

8. Maximum Interest. Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

9. Transfer. Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

10. Joint and Several Liability. If more than one person has executed this Note as “Borrower”, the obligations of all such persons hereunder shall be joint and several as principals, and not as accommodation parties, sureties or guarantors.

11. Exculpation. The provisions of Section 12 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

12. Intentionally Omitted.

13. Miscellaneous.

(a) Waiver of Notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Note does not specifically and expressly provide for the giving of notice by Lender to Borrower. No release of any security for the Loan or one or more extensions of time for payment of the Note or any installment thereof, and no alteration, amendment or waiver of any provision of the Loan Agreement, this Note or the other Loan Documents made by agreement between Lender or any other person, shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower or any other person who may become liable for the payment of all or any part of the Loan under this Note, the Loan Agreement or the other Loan Documents.

(b) Jurisdiction; Court Proceedings. Borrower, to the fullest extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, (i) submits to personal, nonexclusive jurisdiction in the Commonwealth of Pennsylvania with respect to any suit, action or proceeding by any person arising from, relating to or in connection with the Loan Documents or the Loan, (ii) agrees that any such suit, action or proceeding may be brought in any state or federal court of competent jurisdiction sitting in Philadelphia, Pennsylvania, (iii) submits to the jurisdiction of such courts, (iv) agrees that it will not bring any action, suit or proceeding in any forum other than Philadelphia, Pennsylvania (but nothing herein shall affect the right of Lender to bring any action, suit or proceeding in any other forum), (v) irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any federal or state court located in Pennsylvania and any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and (vi) consents and agrees to service of any summons, complaint or other legal process in any such suit, action or proceeding by registered or certified U.S. mail, postage prepaid, to Borrower, at the address for notices described herein and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).

(c) Waiver of Jury Trial. BORROWER, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE CONSULTATION OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING ANY TORT ACTION, BROUGHT BY ANY PARTY TO THE LOAN DOCUMENTS AGAINST ANY OTHER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH THE LOAN DOCUMENTS, THE LOAN OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, SUCH PERSON’S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SUCH PERSON), IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS, INCLUDING ANY COUNTERCLAIM WHICH BORROWER MAY BE PERMITTED TO ASSERT THEREUNDER OR WHICH MAY BE ASSERTED BY BORROWER OR ITS AGENTS AGAINST LENDER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THIS WAIVER BY BORROWER OF ITS RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE LENDER TO MAKE OR ACCEPT THE LOAN.

(d) Waiver. Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Lender under this Note, as well as all benefit that might accrue to Borrower by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of such property, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extensions of time for payment.

(e) Governing Law. The Loan transaction which is evidenced by this Note and made pursuant to the Loan Agreement has been applied for, considered, approved and made, and all of the Loan Documents have been accepted by Lender in the Commonwealth of Pennsylvania. This Note shall, therefore, be governed by Pennsylvania law without giving effect to the principles of conflicts of laws.

14. Rules of Construction. This Note is governed by and hereby incorporates by reference the Rules of Construction contained in the Loan Agreement, which shall apply with the same effect as though fully set forth herein.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company

		By:	Triple Net Properties, LLC, a Virginia

limited liability company, its manager

			By: /s/ Jeff Hanson [SEAL] Name: Jeff Hanson Title:	Managing Director – Real Estate

STATE OF California	:
:
COUNTY OF Orange		:

On this 5th day of March, 2007, before me, a Notary Public in and for the State and County aforesaid, the undersigned officer, personally appeared Jeff Hanson, who acknowledged himself/herself to be the Managing Director – Real Estate of Triple Net Properties, LLC, a Virginia limited liability company (“Manager”), which is the manager of NNN VF Four Resource Square, LLC, a Delaware limited liability company (“Borrower”) and that he/she as such Managing Director – Real Estate of Manager, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself/herself as such Manager, on behalf of the Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal: /s/ J. Hu

[Notarial Seal]

SIGNATURE PAGE TO PROMISSORY NOTE